As filed with the Securities and Exchange Commission on September 25, 2015	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cartesian, Inc.

(Exact name of registrant as specified in its charter)

Delaware	48-1129619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive offices) (Zip code)

Cartesian, Inc. Equity Incentive Plan

(Full title of the plan)

Peter H. Woodward

Chief Executive Officer, President

and Chief Financial Officer

Cartesian, Inc.

7300 College Blvd., Suite 302, Overland Park, Kansas 66210

(Name and address of agent for service)

(913) 345-9315

(Telephone number, including area code, of agent for service)

Copy To: Thurston Cromwell, Esq.

General Counsel

Cartesian, Inc.

7300 College Blvd., Suite 302, Overland Park, Kansas 66210

(913) 345-9315

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, $0.005 par value, and the associated Preferred Stock Purchase Rights (3)	500,000 shares	$2.50	$1,250,000	$145.25

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. No outstanding options have been granted with respect to such shares. The computation is based on the average of the high and low price of the Common Stock as reported on the NASDAQ Stock Market on September 23, 2015.

(3) Each share of Common Stock to be registered includes one associated preferred share purchase right issued pursuant to an Amended and Restated Rights Agreement, dated as of July 19, 2010, as amended, by and between the Registrant and Computershare Trust Company N.A. No separate consideration is payable for the preferred share purchase rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of 500,000 additional shares of Common Stock, $0.005 par value, and the associated Preferred Stock Purchase Rights of Cartesian, Inc. (the “Registrant” or the “Company”) authorized for issuance under the Cartesian, Inc. Equity Incentive Plan, as amended (the “Equity Incentive Plan”).

The shares of Common Stock registered hereunder are in addition to the shares of Common Stock authorized for issuance under the Equity Incentive Plan that were registered pursuant to the following registration statements filed by the Registrant with the Securities and Exchange Commission (the “SEC” or the “Commission”): (1) the registration statement on Form S-8 (File No. 333-37304) filed with the SEC on May 18, 2000, (2) the registration on Form S-8 (File No. 333-74940) filed with the SEC on December 12, 2001 and (3) the registration statement on Form S-8 (File No. 333-203407) filed with the SEC on April 14, 2015. Capitalized terms used but not defined in this Registration Statement shall have the meanings given to them in the Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 filed with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 3, 2015;

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2015 filed with the SEC on May 19, 2015;

(3) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2015 filed with the SEC on August 18, 2015;

(4) The Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on April 23, 2015, June 9, 2015, June 18, 2015 and July 23, 2015 (except for the portions of such Current Reports on Form 8-K and Form 8-K/A furnished pursuant to Item 2.02 or Item 7.01 thereof, and any associated exhibits furnished pursuant to Item 9.01 thereof, or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement);

(5) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on October 13, 1999; and

(6) The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on July 19, 2010 and in the Registration Statement on Form 8-A/A filed with the SEC on February 26, 2014.

Additionally, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents furnished or otherwise not deemed to be filed) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the . . . [person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provisions shall apply to or have any effect on the right to limitation of liability thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal. The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, the Registrant shall indemnify each of its directors and officers. The Registrant’s Amended and Restated Bylaws provide for indemnification by the Registrant of each of its directors and officers consistent with the provisions of the DGCL. The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future, which provide for indemnification rights to the extent allowed under the DGCL, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9. Undertakings.

A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 25th day of September, 2015.

CARTESIAN, INC.

By:	/s/ Peter H. Woodward
Peter H. Woodward
Chief Executive Officer, President
and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and executive officers of Cartesian, Inc. (the “Company”) constitutes and appoints Peter H. Woodward and Thurston K. Cromwell, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the registration of common stock of the Company to be issued under the Company’s Equity Incentive Plan, any and all amendments and supplements to the Registration Statement (including, without limitation, any post-effective amendments thereto), or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter H. Woodward	Chief Executive Officer, President, and Chief Financial Officer (principal	September 25, 2015
Peter H. Woodward	executive officer, principal financial officer and principal accounting officer), and Director

/s/ Robert J. Currey	Chairman of the Board of Directors and Director	September 25, 2015
Robert J. Currey

/s/ Donald E. Klumb	Director	September 25, 2015
Donald E. Klumb

/s/ David Mahoney	Director	September 25, 2015
David Mahoney

/s/ Micky K. Woo	Director	September 25, 2015
Micky K. Woo

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	Cartesian, Inc. Equity Incentive Plan, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2015, the Form of Agreements thereunder, filed in Exhibit 10.3 to the Registration Statement on Form S-1 originally filed September 20, 1999 (Registration No. 333-87383), as amended (the “1999 S-1 Registration Statement”), and the Form of Stock Option Agreement thereunder, filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2015, are incorporated herein by reference as Exhibit 4.1.

4.2	Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2014, is incorporated herein by reference as Exhibit 4.2.

4.3	Amended and Restated By-laws, as amended, filed as Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on June 18, 2014, are incorporated herein by reference as Exhibit 4.3.

4.4	Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 filed with the SEC on August 12, 2014, is incorporated herein by reference as Exhibit 4.4.

4.5	Amended and Restated Rights Agreement, dated as of July 19, 2010, by and between the Company and Computershare Trust Company N.A., filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2010, is incorporated herein by reference as Exhibit 4.5.

4.6	Form of Rights Certificate, filed as Exhibit B to the Amended and Restated Rights Agreement filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 19, 2010, is incorporated herein by reference as Exhibit 4.6.

4.7	Amendment No. 1, dated February 25, 2014, to the Amended and Restated Rights Agreement, dated as of July 19, 2010, by and between the Company and Computershare Trust Company, N.A., filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2014, is incorporated herein by reference as Exhibit 4.7.

4.8	Registration Rights Agreement, dated February 12, 1998, among the Company and certain holders of the Company’s common stock, filed as Exhibit 10.1 to the 1999 S-1 Registration Statement, is incorporated herein by reference as Exhibit 4.8.

4.9	Secured Loan Note Deed dated March 18, 2014, issued by Cartesian Limited to Elutions Capital Ventures S.à r.l in the principal amount of US$3,268,664, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2014, is incorporated herein by reference as Exhibit 4.9.

4.10	Amended and Restated Common Stock Purchase Warrant (Commercial Incentive) dated May 8, 2014, between the Company and Elutions, Inc., filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2014, is incorporated herein by reference as Exhibit 4.10.

4.11	Amended and Restated Common Stock Purchase Warrant (Tracking) dated May 8, 2014, between the Company and Elutions, Inc., filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2014, is incorporated herein by reference as Exhibit 4.11.

4.12	Registration Rights Agreement dated March 18, 2014 between the Company and Elutions, Inc., filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 19, 2014, is incorporated herein by reference as Exhibit 4.12.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).